AMENDMENT NUMBER TWENTY-EIGHT TO
SUB-ADMINISTRATION AGREEMENT

THIS AMENDMENT NUMBER TWENTY-EIGHT TO SUB-ADMINISTRATION AGREEMENT (this “Amendment”) is entered into as of the 19th day of April, 2016 (“Amendment Effective Date”) by and between Global X Management Company LLC, a Delaware limited liability company (“GXMC”), and SEI Investments Global Funds Services, a Delaware statutory trust (the “Sub-Administrator”).
WHEREAS, GXMC serves as investment adviser and administrator to Global X Funds (the “Trust”), an open-end management investment company registered under the Investment Company Act of 1940, as amended;
WHEREAS, GXMC and the Sub-Administrator entered into a Sub-Administration Agreement dated as of the 25th day of November, 2008, as amended, pursuant to which the Sub-Administrator agreed to provide certain administrative, accounting and compliance services with respect to the Trust (the “Agreement”); and
WHEREAS, GXMC and the Sub-Administrator desire to further amend the Agreement on the terms and subject to the conditions provided herein.
NOW THEREFORE, in consideration of the premises, covenants, representations and warranties contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

1.	Schedule I (Funds). Schedule I (Funds) of the Agreement is hereby deleted and replaced in its entirety as set forth in Schedule I, attached hereto.

2.
Ratification of Agreement. Except as expressly amended and provided herein, all of the terms, conditions and provisions of the Agreement are hereby ratified and confirmed to be of full force and effect, and shall continue in full force and effect.

3.
Counterparts. This Amendment may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Amendment shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original, scanned or facsimile signatures of each of the parties.

4.
Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any conflict of laws or choice of laws rules or principles thereof. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Amendment, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized representatives as of the day and year first above written.

SEI INVESTMENTS GLOBAL FUNDS SERVICES By: Name: Title:	GLOBAL X MANAGEMENT COMPANY LLC By: Name: Daphne Tippens Chisolm Title: General Counsel

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SCHEDULE I
Funds
Global X FTSE Nordic Region ETF
Global X MSCI Norway ETF
Global X MSCI Argentina ETF
Global X MSCI Colombia ETF
Global X MSCI Pakistan ETF
Global X Emerging Africa ETF
Global X China Consumer ETF
Global X China Energy ETF
Global X China Financials ETF
Global X China Industrials ETF
Global X China Materials ETF
Global X NASDAQ China Technology ETF
Global X Copper Miners ETF
Global X Silver Miners ETF
Global X Brazil Consumer ETF
Global X Brazil Industrials ETF
Global X Brazil Materials ETF
Global X Brazil Utilities ETF
Global X Brazil Mid Cap ETF
Global X China Mid Cap ETF
Global X Lithium ETF
Global X Uranium ETF
Global X Gold Explorers ETF
Global X Next Emerging & Frontier ETF
Global X Southeast Asia ETF
Global X FTSE Andean 40 ETF
Global X Fertilizers/Potash ETF
Global X SuperDividend ETF
Global X MLP ETF
Global X MLP Natural Gas ETF
Global X FTSE Portugal 20 ETF
Global X FTSE Ukraine Index ETF
Global X MSCI Greece ETF
Global X Hungary Index ETF
Global X Luxembourg ETF
Global X FTSE Morocco 20 Index ETF
Global X Czech Republic Index ETF
Global X Slovakia Index ETF
Global X Kuwait ETF
Global X MSCI Nigeria ETF
Global X FTSE Bangladesh Index ETF
Global X FTSE Sri Lanka Index ETF
Global X Kazakhstan Index ETF
Global X FTSE Frontier Markets ETF

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SCHEDULE I
(CONTINUED)

Global X Central America Index ETF
Global X Central and Northern Europe ETF
Global X Southern Europe ETF
Global X Eastern Europe ETF
Global X Sub-Saharan Africa Index ETF
Global X FTSE Toll Roads & Ports ETF
Global X FTSE Railroads ETF
Global X Land ETF
Global X Cement ETF
Global X Advanced Materials ETF
Global X Social Media Index ETF
Global X Permanent ETF
Global X SuperIncome Preferred ETF
Global X SuperDividend REIT ETF
Global X SuperIncome ETF
Global X Risk Parity ETF
Global X Guru Index ETF
Global X Guru Value Index ETF
Global X Guru Activist Index ETF
Global X Junior MLP ETF
Global X SuperDividend U.S. ETF
Global X MLP & Energy Infrastructure ETF
Global X Guru International Index ETF
Global X MSCI Saudi Arabia ETF
Global X SuperValue U.S. ETF
Global X SuperValue International ETF
Global X Guru China Index ETF
Global X Guru Japan Index ETF
Global X Guru United Kingdom Index ETF
Global X Guru India Index ETF
Global X Guru Brazil Index ETF
Global X GF China Bond ETF
Global X FTSE Luxury Consumer ETF
Global X | JPMorgan Efficiente Index ETF
Global X | JPMorgan US Sector Rotator Index ETF
Global X SuperDividend Emerging Markets ETF
Global X SuperDividend Alternatives ETF
Global X Scientific Beta US ETF
Global X Scientific Beta Europe ETF
Global X Scientific Beta Asia ex-Japan ETF
Global X Scientific Beta Japan ETF
Global X Scientific Beta Developed Markets ex-US ETF
Global X Yieldco Index ETF
Global X High Quality Dividend Yield Index ETF
Global X S&P 500® Catholic Values ETF
Global X International High Quality Dividend Yield Index ETF
Global X Internet of Things Thematic ETF
Global X Health & Wellness Thematic ETF
Global X Big Data Thematic ETF
Global X FinTech Thematic ETF

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Global X Conscious Companies ETF
Global X 3D Printing Thematic ETF
Global X Cyber Security Thematic ETF
Global X Digital Media Thematic ETF
Global X Disruptive Technology Thematic ETF
Global X Education Thematic ETF
Global X Emerging Biotechnology & Healthcare Thematic ETF
Global X Energy Efficiency & Innovation Thematic ETF
Global X Nanotechnology Thematic ETF
Global X Robotics & Artificial Intelligence Thematic ETF
Global X Longevity Thematic ETF
Global X Millennials Thematic ETF
Global X Urbanization & Smart Cities Thematic ETF
Global X Scientific Beta Emerging Markets ETF

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